Exhibit 10.27

Exclusive Option Agreement

This Exclusive Option Agreement (“this Agreement”) is executed by and among the Parties below as of January 30, 2019:

Party A: Beijing Melo Technology Co., Ltd., with its domicile at Room 1406-016, 14/F, Shining Tower, No. 35, Xueyuan Road, Haidian District, Beijing, its legal representative is Zheng Han.

Party B1: Guohang Wang, ID No.: [____________]

Party B2: You Liang, ID No.: [____________]

Party B3: Yadong Xingchen Investment Development Co., Ltd., with its domicile at No. 8 Chengdong Road, Yadong County, Tibet, and its legal representative is Donghui Pan.

Party B4: Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership), with its domicile at Room 1504, Office Building 11, No.1 Meishan Salt Field, Beilun District, and its executive partner is Ningbo Meishan Bonded Port Area Bozhong Tianyuan Investment Management Co., Ltd.

Party B5: Zhuji Shangde Heli Investment Partnership (Limited Partnership), with its domicile at 5/F, No. 138, Genta West Road, Taozhu Street, Zhuji City, Zhejiang Province, and its executive partner is Beijing Shangde Heli Investment Management Co., Ltd.

Party C: Beijing Weixue Tianxia Education Technology Co., Ltd., with its residence at Room 205, 2nd Floor, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing, and its legal representative is Guohang Wang.

In this Agreement, “Party B1” to “Party B5” shall be collectively referred to as “Party B” or “Party C’s Shareholders”, and “Party A”, “Party B” and “Party C” shall be collectively referred to as “the Parties”, individually as “each Party”.

Whereas:

1.              Party A is a wholly foreign-owned limited liability company duly incorporated and existing in accordance with the laws of the People’s Republic of China.

2.              Party C is a limited liability company duly incorporated and existing in accordance with the laws of the People’s Republic of China.

3.              Members of Party B are shareholders of Party C, and the proportion of each member of Party B’s shareholding in Party C is listed as follows:

Name	Proportions of Shareholding
Guohang Wang	66.72414%
You Liang	4.65517%
Zhuji Shangde Heli Investment Partnership (Limited Partnership)	12.00000%
Yadong Xingchen Investment Development Co., Ltd.	8.00000%
Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership)	8.62069%
Total	100%

4.              Party C’s shareholders and Party C agree, by this Agreement, to grant Party A an exclusive option to purchase, and Party A agrees to accept the exclusive option to purchase, all or part of Party C’s shares and/or all or part of Party C’s assets held by Party C’s shareholders.

Therefore, the Parties, upon amicable negotiation, reach the Agreement below based on the principle of equality and mutual benefit:

I.                       Exclusive Option to Purchase

1.              Granting Options

Each of Party C’s shareholders hereby irrevocably grants Party A an exclusive option that, as of the effective date of this Agreement, Party A or any third party designated by Party A may, subject to Chinese laws, purchase at any time from any of Party C’s shareholders all or part of Party C’s shares held by it currently or in the future at the minimum price permitted by applicable Chinese laws and regulations in exercising the option (the “Share Purchase Option”). Except for Party A and the designated person, no third party shall have the right to purchase Party C’s shares or any other right related to Party C’s shares. Party C hereby agrees that each of Party C’s shareholders grants the Share Purchase Option to Party A.

Party C hereby irrevocably grants Party A an exclusive option that, as of the effective date of this Agreement, Party A or any third party designated by Party A may, subject to Chinese laws, purchase at any time from Party C all or part of Party C’s assets held by it currently or in the future at the net book value of the purchased assets; if the minimum price permitted by applicable Chinese laws is higher than the net book value of the purchased assets, the transfer price of the assets shall be the minimum price permitted by Chinese laws (the “Asset Purchase Option”). Except for Party A and the designated person, no third party shall have the right to purchase Party C’s assets or any other right related to Party C’s assets. Party C hereby agrees that Party C grants the Asset Purchase Option to Party A.

The foregoing Share Purchase Option and Asset Purchase Option shall be granted to Party A upon execution by the Parties and entry into force of this Agreement, and such options, upon granting, shall be irrevocable or unalterable within the term of this Agreement.

The Parties hereby agree that, upon Party A’s exercise of its Share Purchase Option and/or Asset Purchase Option, all the transfer price received by Party B and/or Party C shall be paid to Party A or any other party designated by it free of charge after deducting the relevant taxes and fees.

II.                  Exercise of the Option and Closing

1.              Exercise Date

(1)         Party C’s shareholders and Party C agree that, subject to applicable Chinese laws and regulations, Party A may exercise part or all of the options hereunder at any time upon execution and entry into force of this Agreement.

(2)         Party C’s shareholders and Party C agree that no restriction shall be imposed on the number of Party A’s exercise of the option unless it has acquired and held all of Party C’s shares or assets.

(3)         Party C’s shareholders and Party C agree that Party A may appoint a third party as its representative to exercise the option, provided that, in exercising its option, Party A shall give a prior written notice to Party C’s shareholders and Party C.

2.              Notice of Exercise

In the case of Party A’s exercise of its option, it shall notify Party C’s shareholders and Party C in writing ten (10) working days prior to the Closing Date (as defined below), and the notice shall specify the following terms:

(1)         The transfer date of shares or assets (the “Closing Date”) upon exercise of the option.

(2)         The name of the holder of shares or assets upon exercise of the option.

(3)         The number and proportion of shares purchased respectively from each of Party C’s shareholders, or the contents of the assets purchased from Party C.

(4)         The exercise price and its payment method.

(5)         The Power of Attorney (if a third party designated by Party A is acting on its behalf).

The Parties hereto agree that Party A may at any time designate a third party, exercise its option, receive the transferred shares or assets in the name of that third party.

3.              Transfer of Shares/Assets

Whenever Party A exercises its option, within ten (10) working days as of the date of receipt of the notice of exercise sent by Party A under Paragraph 2 of this Article II:

(1)         Party C shall and Party C’s shareholders shall procure Party C to convene a meeting of shareholders in a timely manner, at which a resolution of the shareholders’ meeting shall be adopted, approving the transfer of shares by Party C to Party A and/or any third party designated by it, or the transfer of assets by Party C to Party A and/or any third party designated by it.

(2)         Party C’s shareholders shall enter into a Share Transfer Agreement with Party A (or, where applicable, any third party designated by it), and/or Party C shall enter into an Asset Transfer Contract with Party A (or, where applicable, any third party designated by it).

(3)         The relevant Parties shall execute all other required contracts, agreements or documents, obtain all required government approvals and consents, and take all required actions to transfer the good title to the purchased shares and/or the purchased assets to Party A and/or any third party designated by it without any security interest, make Party A and/ or any third party designated by it the registered owner of the purchased shares and/or the purchased assets (if applicable), and shall provide Party A or any third party designated by it with the updated business license, articles of association, approval (if applicable), certificate of title (if applicable) and other relevant documents issued by or filed with the relevant Chinese authorities, which shall reflect such matters as changes in Party C’s shares, changes in its directors and legal representative, or changes in its title to assets.

III.             Representations and Warranties

1.              Each of Party C’s shareholders respectively, and jointly with Party C, make the representations and warranties as follows:

(1)         That Party C’s shareholder and Party C have the full right and authority to execute and perform this Agreement.

(2)         The performance of this Agreement and the obligations hereunder by that Party C’s shareholder and Party C does not violate any laws, regulations and other agreements binding on them and does not require the approval or authorization of any government authority.

(3)         There are no actions, arbitrations or other judicial or administrative proceedings which is pending or may materially affect the performance of this Agreement against that Party C’s shareholder or Party C.

(4)         Both that Party C’s shareholder and Party C have disclosed to Party A all circumstances which may adversely affect the performance of this Agreement.

(5)         Neither that Party C’s shareholder nor Party C has been declared bankrupt and its financial position is sound and good.

(6)         Party C’s shares or Party C’s assets held by that Party C’s shareholder bear no pledge, guarantee, liabilities and other third-party encumbrances, free from any claim by any third party, but excluding any security interest created under the Share Pledge Agreement between Party A and Party C’s shareholders.

(7)         That Party C’s shareholder will not impose any pledge, liabilities or other third-party encumbrances on Party C’s shares held by it, and will not dispose of the shares held by it to any person other than Party A or any third party designated by Party A by transferring, bestowing, pledging or otherwise disposing of the shares.

(8)         The option granted by that Party C’s shareholder to Party A is an exclusive option, and that Party C’s shareholder shall not grant the option or similar rights to any person other than Party A or any third party designated by Party A in any manner.

2.              Party C makes the representations and warranties as follows:

(1)         During the term of this Agreement, Party C’s business complies with laws, regulations, rules and administrative provisions and guidelines issued by other government authorities, and there is no violation of any of the above provisions that would adversely affect the business or assets of the Company.

(2)         It complies with good financial and commercial standards and practices to keep the Company in good standing. It prudently and effectively carries out its business and deals with transactions, and makes every effort to procure the permits, licences and approvals required for the Company’s going concern and to ensure that such permits, licences and approvals will not be cancelled, withdrawn or revoked.

(3)         It will, at Party A’s request, provide Party A with all information about Party C’s operations and financial affairs.

(4)         Before Party A (or any third party designated by it) exercises the option to acquire all of Party C’s shares or interests and all of Party C’s assets, without the written consent of Party A (or any third party designated by it), Party C shall not:

(a)         assist or allow Party C’s shareholders to transfer or otherwise dispose of, or impose any security interest or other third-party encumbrances on, Party C’s shares held by any of Party C’s Shareholders.

(b)         sell, transfer, mortgage or otherwise dispose of, or allow to impose any other security interest (excluding those created in the normal or usual course of business or disclosed to Party A and expressly consented by Party A in writing) on, any assets, business or proceeds.

(c)          enter into any transaction that will materially adversely affect its assets, liabilities, operations, shares and other legal rights (excluding those occurred in the normal or usual course of business or disclosed to Party A and expressly consented by Party A in writing).

(d)         pay dividends and bonus to Party C’s shareholders in any manner.

(e)          incur, succeed, guarantee or allow the existence of any liabilities, excluding those: (i) incurred in the normal or usual course of business instead of by borrowing; (ii) disclosed to Party A and expressly consented by Party A in writing.

(f)           execute any major contract, excluding those executed in the normal course of business (for the purposes of this Paragraph, a contract shall be deemed as a major contract if the amount of the contract exceeds RMB 100,000 yuan).

(g)          increase or decrease Party C’s registered capital by resolution of the shareholders’ meeting, or otherwise change the composition of its registered capital.

(h)         add to, modify or amend Party C’s articles of association or change Party C’s scope of business in any manner.

(i)             change or remove any director of Party C or replace any of its officers.

(j)            change Party C’s normal business process or amend any major internal rules and regulations of the Company.

(k)         make material adjustments to Party C’s business mode, marketing strategy, business policy or customer relations.

(l)             engage in any activity that goes beyond Party C’s normal scope of business or carry out the Company’s business in a manner that is inconsistent or unusual as in the past.

(m)     merge or combine with any person, or acquire or invest in any person.

3.              Party C’s shareholders make the representations and warranties as follows:

(1)         Before Party A (or any third party designated by it) exercises the option to acquire all of Party C’s shares or assets, without the express written consent of Party A (or any third party designated by it), Party C’s shareholders shall not, jointly or individually:

(a)         add to, modify or amend Party C’s articles of association in any manner, which will materially adversely affect Party C’s assets, liabilities, operations, shares and other legal rights (except in cases where the pro-rata capital increase is conducted as required by law), or may affect the effective performance of this Agreement and any other agreement among Party A, Party B and Party C.

(b)         procure Party C to enter into any transaction that would materially adversely affect Party C’s assets, liabilities, operations, shares and other legal rights (excluding those occurred in the normal or usual course of business or disclosed to Party A and expressly consented by Party A in writing).

(c)          procure Party C to pay dividends and bonus by resolution of the shareholders’ meeting, propose any related matters to be resolved by the shareholders’ meeting or vote in favour thereof. In any event, if Party C’s shareholders receive any proceeds, profit distributions, dividends from Party C, Party C’s shareholders shall, to the extent permitted by Chinese laws, promptly pay or transfer such proceeds, profit distributions and dividends to Party A or any party designated by Party A for the benefit of Party C as the service fees payable by Party C to Party A under the Exclusive Technology Consulting and Service Agreement.

(d)         sell, transfer, mortgage or otherwise dispose of, or allow to impose any other security interest on, the legal or beneficial interest in any of Party C’s shares at any time as of the effective date of this Agreement.

(e)          procure Party C to approve to sell, transfer, mortgage or otherwise dispose of, or allow to impose any other security interest on, the legal or beneficial interest in any of its shares by resolution of the shareholders’ meeting.

(f)           procure Party C to approve it to merger or combine with any person, or acquire or investment in any person, or reorganize in any other form by resolution of the shareholders’ meeting.

(g)          wind up, liquidate or dissolve Party C.

(2)         Before Party A (or any third party designated by it) exercises its option to acquire all of Party C’s shares or assets, Party B and Party C undertake to:

(a)         promptly notify Party A of any action, arbitration or administrative proceedings that occurs or may occur in respect of their shares or Party C’s assets, business or proceeds, or circumstances that may impose any adverse effect on such shares or assets.

(b)         procure Party C’s shareholders’ meeting to review and approve the transfer of the purchased shares or assets hereunder; procure Party C to amend its articles of association to reflect the transfer of shares from Party C’s shareholders to Party A and/or any third party designated by it, and other changes referred to herein, and promptly apply for approval to the competent authorities of China (if such approval is required by law), and complete change of registration; and procure Party C to approve to appoint any person designated by Party A and/or any third party designated by it as a new director or a new legal representative by resolution of the shareholders’ meeting.

(c)          execute all necessary or appropriate documents, take all necessary or appropriate actions, and file all necessary or appropriate charges or make necessary and appropriate defences against all claims in order to maintain its legal and valid title to shares or assets.

(d)         at the request of Party A at any time, promptly transfer its shares to any third party designated by Party A unconditionally, and waive the preemptive right of another existing shareholder in the above transfer of shares.

(e)          comply strictly with the provisions in this Agreement and any other contract between all or each of Party C’s shareholders and Party A, perform effectively the obligations thereunder, shall not do any act/omission that may affect the validity and enforceability of such contracts.

(f)           Party B shall ensure that the composition and capacity of Party B or its direct and indirect beneficial owners shall not prevent Party C from obtaining and retaining the qualifications related to Party C’s business (including, but not limited to, the licence for value-added telecommunication services). If the composition and capacity of Party B or its direct and indirect beneficial owners impose or are expected to impose an adverse effect on Party C’s obtaining and retention of any qualifications related to Party C’s business, Party B shall, at Party A’s request, at its own expense, take all necessary measures to eliminate such adverse effect, including, but not limited to, the adjustment of the composition of Party B or its direct and indirect beneficial owners (as the case may be).

4.              Undertakings

Party C’s shareholders undertake to Party A that Party C’s shareholders will complete all the procedures required for Party A and/or any third party designated by it to become Party C’s shareholder as directed by Party A. Procedures include, but are not limited to, assisting Party A to obtain the approval required by the government authority for the transfer of shares, and submitting the documents such as the Share Transfer Agreement and the resolution of the shareholders’ meeting to the relevant market supervisory authority in order to amend the articles of association, the register of shareholders and other constitutional documents of the Company, and the relevant costs shall be borne by Party A.

Party C undertakes to Party A that Party C will complete all the procedures required for the transfer of assets to Party A and/or any designated person as directed by Party A. Procedures include, but are not limited to, executing an Asset Transfer Agreement with Party A and/or any designated person, transferring all purchased assets to Party A and/or any designated person at the transfer price stipulated herein, and procuring Party C’s shareholders to provide the necessary support  as requested by Party A and required by laws and regulations (including providing and executing all relevant legal documents, performing all government approval and registration procedures and assuming all related obligations) to enable Party A and/or any designated person to acquire title to the purchased assets.

5.              Each of Party C’s shareholders and Party C hereby make the representations and warranties below to Party A on the date of this Agreement and each Closing Date:

(1)         It has the power and capacity to execute and deliver this Agreement and any share or asset transfer agreement to which it is a party and which is entered into for each transfer of the purchased shares and/or assets (each referred to as a “Transfer Agreement”), and to perform its obligations hereunder and thereunder. This Agreement and each Transfer Agreement to which it is a party, upon execution, will constitute legal, valid and binding obligations on it and be enforceable for it in accordance with its provisions.

(2)         Neither the execution and delivery of this Agreement or any Transfer Agreement nor the performance of its obligations hereunder or thereunder will not: (i) cause any violation of any applicable Chinese laws and regulations; (ii) conflict with its articles of association or other constitutional documents; (iii) cause any violation of, or constitute a breach of, any contract or instrument to which it is a party or which is binding on it; (iv) cause any violation of any condition for any permit or approval granted to it; or (v) cause any permit or approval granted to it suspended, revoked or conditioned.

(3)         Party C’s shareholders have good and saleable title to all of Party C’s shares. Party C’s shareholders have not imposed any security interest on the above shares, excluding those created under the aforementioned Share Pledge Agreement. Party C has good and saleable title to all of Party C’s assets and has not imposed any security interest on its assets.

(4)         Party C has not any outstanding liabilities, excluding those (i) incurred in the normal course of its business and (ii) disclosed to Party A and expressly consented by Party A in writing.

(5)         Party C complies with all laws and regulations applicable to the acquisition of shares and assets.

(6)         There are currently no action, arbitration or administrative proceedings in progress, pending or likely to occur in respect of shares, Party C’s assets, or Party C.

IV.              Special Covenants

Each of Party C’s shareholders undertakes that, whether the proportion of its shares in Party C changes or not, all its shares in Party C shall be bound by this Agreement, and the stipulations herein shall apply to all the shares in Party C then held by it.

If any member of Party B ceases to hold any share in Party C, it shall automatically be deemed as a Party hereto. If any third party becomes a shareholder of Party C, Party A and Party C shall require the new third-party shareholder to execute a Joinder Agreement in accordance with the form and content set out in the Schedule, and the third party will become a member of Party B hereto upon execution and entry into effect of the Joinder Agreement, in which cases, upon execution of this Agreement, the Parties hereto appoint the Company as their agent to execute the Joinder Agreement with the relevant third-party shareholder (who will become a member of Party B hereto) as the form and content set out in the Schedule subject to this Article IV.

V.                   Breach of Contract

1.              Unless otherwise provided in this Agreement, either Party’s failure in full performance or suspension of performance of its obligations hereunder, and its failure in remedying the above actions within thirty (30) days as of the date of receipt of the notice from the other Parties, or its representations and warranties being untrue, shall constitute a breach of contract.

2.              If either Party hereto violates this Agreement or any representation and warranty made by it herein, the non-breaching Parties may, by written notice to the breaching Party requesting it to remedy the breach within ten (10) days as of the date of receipt of the notice, take appropriate measures to avoid the damage in an effective and timely manner, and perform this Agreement specifically.

3.              If the breaching Party fails to remedy its breach within ten (10) days upon receipt of the notice under the above stipulations, the other Parties shall have the right to require the breaching Party to compensate them for any of the costs, liabilities or losses (including but not limited to interest and attorney’s fees paid or incurred due to the breach).

VI.              Taxes and Fees

Each Party shall pay the taxes, expenses and costs on transfer and registration incurred by or imposed on it with respect to preparation and execution of this Agreement and the relevant Transfer Contract and consummation of the transactions hereunder and thereunder in accordance with applicable laws of China.

VII.         Confidentiality

1.              The Parties agree that they shall make every effort to keep confidential the execution, terms and performance of this Agreement, as well as the confidential materials and information (hereinafter referred to as “Confidential Information”) of the other Parties that any Party knows or accesses to in the performance of this Agreement, and shall not disclose, offer or transfer such confidential information to any third Party without the prior written consent of the Party providing the Confidential Information.

2.              The above restrictions do not apply to:

(1)         Information that has become generally available to the public at the time of disclosure.

(2)         Information that has become generally available to the public upon disclosure not due to the fault of any Party hereto.

(3)         Information that any Party can prove to have been possessed prior to disclosure and not to be obtained directly or indirectly from the other Parties.

(4)         The above-mentioned Confidential Information that any Party is obligated to disclose to the relevant government authority, stock exchange or the public in accordance with applicable laws and regulations, the rules of the stock exchange or the requirements of the supervisory authority or the court, or that any Party shall disclose to its legal counsel and financial counsel as required by its normal business.

3.              The Parties agree that these clauses will survive the change, rescission or termination of this Agreement.

VIII.    Entry into Effect and Termination

This Agreement shall enter into effect on the execution date first mentioned herein upon affixing Party A, Party B and Party C’s seals and their authorized representatives’ signatures on it, and shall terminate upon transfer of all of Party C’s assets and all the shares in Party C held by Party B to Party A and/or any other person designated by Party A as stipulated herein.

Notwithstanding the foregoing provisions, Party A shall always have the right to terminate this Agreement at any time by giving a thirty-day written notice to Party B and Party C, and shall not be liable for any breach of contract for the unilateral rescission of this Agreement.

If, whether otherwise stipulated herein, Party A and Party C have not been sold as a whole to the designated third-Party buyer (hereinafter referred to as “Potential Buyer”) as of June 30, 2020, and the final beneficial owners of Party A and Party C acquire the corresponding additional shares issued by the Potential Buyer to them, this Agreement shall terminate unless the Parties otherwise agree in writing in advance.

Except as otherwise provided by law or as otherwise stipulated in this Agreement, Party B or Party C shall have no right to terminate or rescind this Agreement in any case.

IX.             Governing Law and Dispute Settlement

1.              Governing Law

The execution, validity, performance and interpretation of this Agreement, as well as the settlement of disputes, shall be governed by Chinese law.

2.              Arbitration

In the event of any dispute between the Parties hereto over the interpretation and performance of the provisions hereunder, the Parties hereto shall settle the dispute in good faith through negotiation. If the Parties fail to reach an Agreement on the dispute settlement within thirty (30) days upon either Party’s giving a written notice to the other Party requesting to settle the dispute through negotiation, either Party may refer the dispute in question to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules then in force. The seat of arbitration shall be Beijing, and the language for the arbitration shall be Chinese. The arbitral award shall be final and binding on the Parties hereto. The provisions of this Article shall not be affected by the termination or rescission of this Agreement.

X.                  Force Majeure

1.              “Force Majeure” means all events that cannot be controlled, foreseen, or even if foreseen but cannot be avoided by any Party hereto and that prevent that Party from performing all or part of its obligations hereunder. Such events include, but are not limited to, any strike, lock-out, explosion, shipwreck, natural disaster or public enemy act, fire, flood, sabotage, accident, war, riot, rebellion, and any other similar event.

2.              If any Force Majeure Event results in the failure of the affected Party in performing any of its obligations hereunder, the obligation hereunder failing to be performed shall be suspended within the duration of the Force Majeure Event, and its date of performance shall be automatically extended to the date when the Force Majeure Event ends, and the Party failing to perform its obligation shall not be subject to any penalty.

3.              The Party affected by force majeure shall promptly notify the other Parties in writing and provide appropriate evidence of the occurrence of the Force Majeure Event and its duration. The Party affected by force majeure shall also make every reasonable effort to terminate the Force Majeure Event.

4.              In the case of any Force Majeure Event, the Parties shall immediately negotiate with each other to seek a just settlement and shall make every reasonable effort to minimize the adverse consequences of the Force Majeure Event.

5.              If the duration of the Force Majeure Event exceeds ninety (90) days and the Parties fail to reach an Agreement on a just settlement, any Party shall have the right to terminate this Agreement. If this Agreement is terminated in accordance with the foregoing provisions, no new rights or obligations will be created for each Party, but the rights and obligations that have been created for each Party as of the termination of this Agreement shall not be affected by the termination hereof.

XI.             Miscellaneous Provisions

1.              Amendments to the Agreement

The Parties hereby acknowledge that this Agreement is a fair and reasonable Agreement entered into by and between the Parties on the basis of equality and mutual benefit. If any discussions, negotiations and written Agreements made between the Parties prior to the execution of this Agreement in respect to the contents covered by this Agreement are inconsistent with this Agreement, this Agreement shall prevail. Any amendment, addition to or change in this Agreement shall be made in writing and shall enter into effect upon affixing Party A, Party B and Party C’s signatures and seals.

2.              Notice

It is required in this Agreement that any notice or other communication given by any Party shall be given in writing, written in Chinese, and sent by hand (including by express mail) or by registered airmail. All notices and communications shall be sent to the following addresses without written notice of changing the mailing address:

Party A: Beijing Melo Technology Co., Ltd.,

Address: Heng-Space Room 315, Bldg. 1, No. 10, Jiuxianqiao Rd., Chaoyang District, Beijing

Party B1: Guohang Wang

Address: Heng-Space Room 315, Bldg. 1, No. 10, Jiuxianqiao Rd., Chaoyang District, Beijing

Party B2: You Liang

Address: Heng-Space Room 315, Bldg. 1, No. 10, Jiuxianqiao Rd., Chaoyang District, Beijing

Party B3: Yadong Xingchen Investment Development Co., Ltd.

Address: Room 2509, 25/F, Fosun International Center, No. 237, Chaoyang North Rd., Chaoyang District, Beijing

Party B4: Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership)

Address: Room 2006, Tower A, Raycom Wangjing Center, Chaoyang District, Beijing

Party B5: Zhuji Shangde Heli Investment Partnership (Limited Partnership)

Address: Room 3-2107, Damei Center Plaza, No. 7, Qingnian Rd., Chaoyang District, Beijing

Party C: Beijing Weixue Tianxia Education Technology Co., Ltd.

Address: Heng-Space Room 315, Bldg. 1, No. 10, Jiuxianqiao Rd., Chaoyang District, Beijing

3.              Service of Notice

Notices and communications shall be deemed as served in accordance with the following provisions:

(1)         If by hand (including by express mail), on the date of acknowledge of receipt by the recipient.

(2)         If by registered mail, on the third day upon issuance of the receipt by the post office.

4.              Severability

Without prejudice to any other provisions of this Agreement, if any provision or part of this Agreement is determined to be invalid, illegitimate or unenforceable under Chinese law, or in violation of the public interest, the validity, legitimacy and enforceability of other provisions of this Agreement shall not be affected or impaired. The Parties shall negotiate in good faith to agree on a provision satisfactory to them in lieu of the invalid provision.

5.              Successor

This Agreement shall be equally binding on each Party’s legitimate successor and assignee.

6.              Waiver

Failure by either Party hereto in exercising or its delay in exercising any right hereunder shall not be deemed as a waiver, and the separate exercise of any right shall not prejudice the exercise of any other rights in the future.

7.              Language and Copies

This Agreement shall be concluded in Chinese in two (2) duplicate originals, each of which shall be held by each Party, and both of which shall have the same legal effect.

(The remainder of this page is intentionally left blank.)

(This page is only used as the signature page for the Exclusive Option Agreement.)

Party A: Beijing Melo Technology Co., Ltd.

/s/Seal of Beijing Melo Technology Co., Ltd.

Party B1: Guohang Wang

/s/Guohang Wang

Party B2: You Liang

/s/You Liang

Party B3: Yadong Xingchen Investment Development Co., Ltd.

/s/Seal of Yadong Xingchen Investment Development Co., Ltd.

Authorized Representative (Signature):	/s/Donghui Pan

Party B4: Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership)

/s/Seal of Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership)

Party B5: Zhuji Shangde Heli Investment Partnership (Limited Partnership)

/s/Seal of Zhuji Shangde Heli Investment Partnership (Limited Partnership)

Authorized Representative (Signature):	/s/Yixin Xu

Party C: Beijing Weixue Tianxia Education Technology Co., Ltd.

/s/Seal of Beijing Weixue Tianxia Education Technology Co., Ltd.